Execution Version
THE OFFER AND SALE OF THIS WARRANT AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF SECTIONS 6 AND 7 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THIS WARRANT, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK
This Warrant to Purchase Stock (“Warrant”) is issued by Blend Labs, Inc., a Delaware corporation (the “Company”) as of April 29, 2024 (the “Issuance Date”) and certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Haveli Brooks Aggregator, L.P., a Delaware limited partnership (“Holder”) is entitled to purchase that number of fully paid and non-assessable shares of Stock equal to the Warrant Number at a purchase price per share equal to the Exercise Price, subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used but not defined herein shall have the meaning provided in the Investment Agreement.
SECTION 1.Exercise.
1.1.Exercise Period. This Warrant may be exercised by Holder during the period beginning on the Issuance Date and ending on or before midnight Pacific time on the Expiration Date (the “Exercise Period”); provided, however, that this Warrant may not be exercised by any Holder until the expiration or early termination of the applicable waiting period, if any, under the HSR Act with respect to the Holder’s investment in the Company’s Class A Common Stock pursuant to the Investment Agreement. This Warrant will terminate automatically and immediately upon the expiration of the Exercise Period.
1.2.Method of Exercise. A Holder may exercise this Warrant (in whole or in part, in its entirety or in such increments, at any time and from time to time, as in each case the Holder may in its sole discretion elect) throughout the Exercise Period. Each such exercise shall be accomplished by Holder’s (i) delivery to the Company, in accordance with Section 7.13, of a duly executed Notice of Exercise in substantially the form attached as Appendix 1, which Notice of Exercise shall specify the number of shares of Stock if any, with respect to which the Holder elects to make a cash exercise pursuant to this Section 1.2, and the number of shares of Stock, if any, with respect to which the Holder elects to make a net-issue exercise pursuant to Section 1.3, and (ii) tender to the Company of an amount equal to the Exercise Price multiplied by the number of underlying shares of Stock, if any, then being purchased pursuant to a cash exercise (the “Purchase Price”), by wire transfer of immediately available funds in accordance with wiring coordinates provided to the Holder by the Company, or by certified or bank cashier’s check payable to the order of the Company. Notwithstanding anything to the contrary herein, any exercise of this Warrant shall be subject to and conditioned upon making and receipt of any filings, waivers and approvals, and the expiration or early termination of the applicable waiting period, if any, as may be required under the HSR Act (“HSR Approval”) in connection with the issuance of the Stock upon any exercise of this Warrant. The Holder and Company shall both use reasonable best efforts to seek early termination of any such applicable waiting period under the HSR Act.
1.3.Net Issue Exercise. In lieu of exercising this Warrant on a cash basis by payment of the Purchase Price pursuant to Section 1.2, the Holder may exercise this Warrant in whole or in part on a net-issue basis by electing on one or more occasions, at any time and from time to time during the Exercise Period, as in each case the Holder may in its sole discretion elect, to receive Stock issuable in accordance with this Warrant (or the portion thereof being exercised) by surrender of this Warrant to the Company, in which event the Company shall issue to the Holder a number of shares of Stock computed using the following formula:

X= ((Y*(A-B)) / A)

Where:     X = the number of shares of Stock to be issued to the Holder.
Y = the number of the shares of Stock with respect to which the Warrant is exercised.
A = the fair market value of one share of Stock on the date of determination.
B = the Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 1.3, the fair market value of one share of Stock on the date of determination shall mean:

(i)            if the Stock is publicly traded, fair market value of the Stock shall be the VWAP of the Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice; and

(ii)           if the Stock is not so publicly traded, the per share fair market value of the Stock shall be such fair market value as determined in good faith by the Board in reliance on an opinion of an Independent Financial Advisor; provided that Holder shall have a right to receive from the Board the calculations performed to arrive at such fair market value and a certified resolution of the fair market value from the Board.

The date of determination for purposes of this Section 1.3 shall be the date the Notice of Exercise is delivered by the Holder to the Company. If a Holder exercises a Warrant in part on a net issue basis, the Company shall deliver to such Holder, in addition to the number of shares of Stock calculated as described above with respect to the portion of the Warrant that being exercised, a New Warrant covering the aggregate number of shares of Stock as to which this Warrant remains exercisable, if any.
Warrant – Blend Labs, Inc.

1.4.Delivery of Certificate. Promptly, but in no event more than three (3) Business Days after the date on which Holder exercises or converts this Warrant and the Company receives the Notice of Exercise and payment of the Purchase Price, if any, with respect of the portion of the Stock underlying this Warrant that is the subject of the relevant exercise or conversion (the “Exercise Date”), the Company shall deliver to Holder certificates or make appropriate book entries for the Stock acquired and/or other property to be delivered in connection with such exercise or conversion; provided, however, if the Stock is then traded in a public market, the Company may provide electronic evidence from its transfer agent of such issuance in book entry. With respect to each exercise of this Warrant, if any, the Holder (or its transferee, if any, as the case may be) shall for all purposes be deemed to have become the holder of record of the number of shares of Stock purchased hereunder on the Exercise Date (subject to obtaining HSR Approval, if applicable), irrespective of the date of delivery to the Holder of the certificate(s) evidencing such shares. If this Warrant is exercised with respect to less than all of the Stock underlying the Warrant, and this Warrant has not then expired, then the Company shall promptly (and in all events within two (2) Trading Days of the respective date of such partial exercise) issue a new warrant in substantially the form and having substantially the same terms and conditions as this Warrant (a “New Warrant”) to the Holder covering the aggregate number of shares of Stock as to which this Warrant remains exercisable, and the Company shall also deliver a statement setting forth the number of shares of Stock that remain available for exercise under the New Warrant.
1.5.Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a New Warrant.
SECTION 2.Adjustments To The Stock and Exercise Price. The Exercise Price and the number of shares of Stock purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 2.
2.1.Stock Dividends, Splits, Etc. If the Company (a) declares or pays a dividend or makes a distribution on the outstanding shares of Stock payable in Stock, other securities or other property, then upon exercise of this Warrant, for each share of Stock acquired, Holder shall receive, without cost to Holder, the total number and kind of additional shares of Stock, or other securities or property, to which Holder would have been entitled had Holder owned the Stock of record as of the date the dividend or distribution had occurred, (b) subdivides the outstanding shares of Stock by reclassification, split-up or otherwise into a greater number of shares, then the number of shares of Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the outstanding shares of Stock pursuant to such subdivision, (c) combines or consolidates, by reclassification, reverse stock split or otherwise, its outstanding shares of Stock into a lesser number of shares, then the number of shares of Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in the Company’s outstanding shares of Stock pursuant to such combination or consolidation. Whenever the number of shares of Stock purchasable upon the exercise of this Warrant is adjusted as provided in this Section 2.1,
Warrant – Blend Labs, Inc.

the Exercise Price shall be adjusted (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction (a) the numerator of which shall be the number of shares of Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (b) the denominator of which shall be the number of shares of Stock so purchasable immediately thereafter. The provisions of this Section 2.1 shall similarly apply to each and every successive subdivision, combination, consolidation or other applicable event.
2.2.Other Distributions. If the Company shall fix a record date for the making of a distribution to all holders of Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) of cash, evidences of indebtedness or assets, options, or subscription rights or warrants, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the fair market value per share of Stock on such record date, less the amount of cash so to be distributed or the fair market value (as determined in good faith by, and reflected in a formal resolution of, the board of directors of the Company) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights or warrants, applicable to one share of Stock, and the denominator of which shall be the fair market value per share of Stock. Such adjustment shall be made successively whenever, and each time, such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.
2.3.Reclassification, Exchange, Combinations or Substitution. At any time this Warrant is outstanding, if (i) the Company effects any merger or consolidation of the Company with or into another company, (ii) the Company effects any conveyance, lease, sale, lease, exclusive license, or other disposition of all or substantially all of the assets or other property of the Company in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another company or person) is completed pursuant to which holders of Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Stock, any compulsory share exchange, a conversion of the Company, or other event or transaction that results in a change to the Stock (each, a “Fundamental Transaction”), then in each case each Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the same amount, number and kind of securities and property that Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of the number of Stock then issuable upon exercise in full of this Warrant (the “Fundamental Transaction Consideration”). If holders of the Stock are given any choice as to the securities, cash or property to be received in connection with such Fundamental Transaction, then the Holder shall be given the same choice as to the type of consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder’s request, the Company or its successor or surviving entity in such Fundamental Transaction shall issue to the Holder a New Warrant substantially in the form of this Warrant and consistent with the foregoing provisions, and evidencing the Holder’s right to purchase the number, class and series or other designation of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such Fundamental Transaction, for the
Warrant – Blend Labs, Inc.

aggregate Exercise Price, upon exercise thereof. Any such successor or surviving entity shall be deemed to be required to comply with the provisions of this Section 2.3 and shall insure that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The provisions of this Section 2.3 shall similarly apply to each and every successive Fundamental Transaction.
2.4.Other Events. In case any event shall occur as to which the other provisions of this Section 2 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 2, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant.
2.5.Adjustments to Other Capital Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section 2, the Holder of this Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Stock contained in this Section 2, and the other provisions of this Warrant shall apply on like terms to any such other shares of the Company’s capital stock.
2.6.No Impairment; Successor Entity. The Company shall not, by amendment of the Charter or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against impairment.
2.7.Fractional Shares. No fractional shares of Stock shall be issuable upon exercise or conversion of the Warrant and the number of shares of Stock to be issued shall be rounded down to the nearest whole share; provided, that in lieu of any fractional shares that would have been issued but for the immediately preceding clause, the Holder shall be entitled to receive cash equal to the current market price of such fraction of a share of Stock on the Trading Day immediately preceding the respective date of exercise.
2.8.Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Stock and/or number of shares of Stock subject to this Warrant, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of a duly authorized officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price, Stock and number of shares of Stock subject to this Warrant in effect upon the date thereof and the series of adjustments leading to such Exercise Price, Stock and number of shares of Stock.
Warrant – Blend Labs, Inc.

2.9.Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend, or to grant to outstanding shares of Stock any other right, (b) to offer for subscription or sale pro rata to all of the holders of the outstanding shares of Stock any additional shares of any other class or series of the Company’s stock (other than pursuant to contractual rights in effect as of the date hereof); (c) to effect any reclassification, reorganization or recapitalization of the shares of Stock; or (d) to effect Fundamental Transaction or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of shares of Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of shares of Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event).
2.10.Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer-agent fee, or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Stock or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Stock upon any exercise hereof.
SECTION 3.Representations, Warranties and Covenants.
2.1.Representations and Warranties of the Company. The Company represents, warrants and covenants to the Holder as follows:
(a)The Company is duly authorized to issue this Warrant and has obtained all necessary board and stockholder consents necessary in order for the proper issuance of this Warrant.
(b)The issuance of this Warrant and the rights granted hereunder do not (i) conflict with or give rise to a breach of the Company’s Charter or any other agreement, judgment or other obligations binding on the Company, or (ii) violate any applicable laws, including without limitation, laws relating to the offer and sale of securities.
(c)This Warrant has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject
Warrant – Blend Labs, Inc.

to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)All shares of Stock which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of Stock, shall, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable securities laws.
(e)The Company has reserved and covenants that it shall at all times reserve and keep available for issuance upon exercise of the Warrant out of the aggregate of its authorized but unissued and otherwise unreserved Stock, the maximum number of shares of Stock that could possibly be issued and deliverable upon exercise of the Warrant from time to time outstanding, and any securities, if any, into which such shares are convertible, and any other securities of the Company, if any, to which Holders are entitled to receive upon exercise pursuant to Section 2.
2.2.Representations and Warranties of the Holder. The Holder represents and warrants to and covenants and agrees with the Company as follows:
(a)Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that Holder has not been formed for the specific purpose of acquiring this Warrant or the shares of Stock.
(b)Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
(c)Investment Experience. Holder understands that the acquisition of this Warrant and its underlying securities involves substantial risk. Holder has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment and making an informed business decision. Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities indefinitely and a total loss in respect of such investment.
Warrant – Blend Labs, Inc.

(d)Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
(e)The Act. Holder understands that the sale and issuance of this Warrant and the shares of Stock issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the shares of Stock issuable upon exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
(f)Independent Tax Advice. Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such tax consequences, Holder relies solely on any such advisors and not on any advice from the Company or any of its agents, written or oral. Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment.
(g)No “Bad Actor” Disqualification. Neither (i) the Holder, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of any of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Holder is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the acceptance of this Warrant, in writing in reasonable detail to the Company.
SECTION 4.Definitions.
2.1.Defined Terms. The following capitalized terms shall have the meanings provided:
(a)Act means the Securities Act of 1933, as amended.
(b)Charter means the Company’s certificate of incorporation as filed in its jurisdiction of organization, as may be amended or amended and restated from time to time.
(c)Class A Common Stock means the Company’s Class A Common Stock, par value $0.00001 per share, or such securities into which the Company’s Class A Common Stock are exchanged or converted.
Warrant – Blend Labs, Inc.

(d)Exercise Price means, as of the date this Warrant is exercised, $4.50, as adjusted for stock splits, combinations and other actions and transactions in accordance with the terms set forth in this Warrant.
(e)Expiration Date means April 29, 2026.
(f)Holder shall have the meaning provided in the first paragraph of this Warrant, as may be modified by Section 7.4 of this Warrant.
(g)Holder Entities shall have the meaning provided in Section 7.12 of this Warrant.
(h)HSR Act means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.
(i)Independent Financial Advisor means an accounting, appraisal, investment banking firm or consultant of nationally recognized standing; provided, however, that such firm or consultant is not an affiliate of the Company.
(j)Investment Agreement means that certain Investment Agreement by and between the Company and Holder, dated April 29, 2024, as may be amended, restated, supplemented, amended and restated or otherwise modified from time to time.
(k)Issuance Date shall have the meaning provided in the first paragraph of this Warrant.
(l)Market Disruption Event means any of the following events: (i) any suspension of, or limitation imposed on, trading of the Class A Common Stock by any the Relevant Exchange during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP of the Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Class A Common Stock or options contracts relating to the Class A Common Stock on the Relevant Exchange; or (ii) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP of the Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Class A Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Class A Common Stock on the Relevant Exchange. A “Market Disruption Event” for any other relevant security shall be defined consistent herewith.
(m)NYSE means the New York Stock Exchange.
Warrant – Blend Labs, Inc.

(n)Relevant Exchange means the NYSE or, if the relevant security is not then traded on the NYSE, the principal United States securities exchange or automated quotation system on which the relevant security is so listed or quoted, or if the relevant security is not so listed or quoted on a United States securities exchange or automated quotation system, the over-the-counter market of OTC Markets Group Inc. or any similar organization.
(o)Registration Rights Agreement means that certain Registration Rights Agreement to be entered into by the Company and Holder on the date hereof, as it may be amended, supplemented or otherwise modified.
(p)Stock means Class A Common Stock (or other security issuable upon the exercise hereof or the conversion of the Stock).
(q)Trading Day means any day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.
(r)VWAP per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “BLND <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Financial Advisor retained for such purpose by the Company). “VWAP” with respect to any other relevant security shall be determined consistent with this definition. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
(s)Warrant shall have the meaning provided in the first paragraph of this agreement.
(t)Warrant Number means 11,111,112 shares of Stock, as adjusted for stock splits, combinations and other actions and transactions in accordance with the terms set forth in this Warrant .
(u)Warrant Stock means the Stock underlying the Warrant.
SECTION 5.Voting.
2.1.No Stockholder Rights. Without limiting any provision in this Warrant, Holder agrees that this Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company with respect to any share of Warrant Stock, until the exercise of this Warrant with respect to such share of Warrant Stock; provided that the foregoing shall not limit any rights of Holder pursuant to the Investment Agreement.
Warrant – Blend Labs, Inc.

SECTION 6.Registration Requirements.
2.1.Registration Rights. Holder shall be entitled to the registration rights for the resale of the Warrant Stock as set forth in the Registration Rights Agreement.
SECTION 7.Miscellaneous.
2.1.Absolute Nature of Company’s Obligations. The Company’s obligations to issue and deliver Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Stock. Nothing herein shall limit the Holder’s right to pursue any other remedies available to him hereunder, at law or in equity, including, without limitation, seeking a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Stock upon exercise of this Warrant as required pursuant to the terms hereof.
2.2.Legends. The shares of Stock (and the securities issuable, directly or indirectly, upon conversion of Stock, if any) shall be imprinted with a legend in substantially the following form:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF APRIL 29, 2024, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.
Subject to the restrictions on transfer set forth in the Investment Agreement, such legend shall be removed and the Company shall, or shall instruct its transfer agent to, issue a certificate without such legend or any other legend to the holder of such shares of Stock (i) if such shares of Stock are sold or transferred pursuant to an effective registration statement under the Act covering the resale of such shares of Stock by the holder thereof, (ii) if such shares of Stock are sold or transferred pursuant to Rule 144 under the Act, (iii) if such shares of Stock are eligible for resale without any restrictions under Rule 144 under the Act, or (iv) upon the request of such holder if such request is accompanied (at such holder’s expense) by a written opinion of counsel
Warrant – Blend Labs, Inc.

reasonably satisfactory to the Company that registration is not required under the Act or any applicable state securities laws for the resale of such shares of Stock. The removal of such restrictive legend from any certificates representing the shares of Stock purchased upon any exercise of this Warrant is predicated upon the Company’s reliance that the holder of such shares of Stock would sell, transfer, assign, pledge, hypothecate or otherwise dispose of such shares of Stock pursuant to either the registration requirements of the Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such shares of Stock are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.
2.3.Compliance with Securities Laws on Transfer. This Warrant and the shares of Stock issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of Stock, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws with respect to any such transfer or assignment by the transferor and the transferee (including, without limitation, the delivery of a legal opinion reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transferee is an Affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act or the availability of another exemption under applicable securities laws.
2.4.Transfer Procedure. Subject to the provisions of Section 7.3 and the terms of the Investment Agreement applicable to any such transfer, and upon providing the Company with written notice in substantially the form as provided in Appendix 2 hereto and countersigned by the proposed transferee, a Holder may transfer all or part of this Warrant or the shares of Stock issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of Stock, if any) to any transferee so long, for any transfer of this Warrant, such transferee agrees to be bound by the terms and conditions of this Warrant. In connection with any such transfer, the transferor Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number, if any, of the transferee. In connection with any such transfer, the transferor Holder shall surrender this Warrant (if an original of this Warrant was delivered to Holder) to the Company, and the Company shall issue a New Warrant to the transferee evidencing the portion of this Warrant so transferred, and, if applicable, shall issue to the transferor Holder a New Warrant evidencing the remaining portion of this Warrant not so transferred. The acceptance of the New Warrant by such transferee shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant. Upon effectiveness of any such transfer of all or any part of this Warrant in accordance herewith, the transferee shall be considered a Holder with respect to such New Warrant and entitled to the rights of a Holder with respect thereto.
2.5.[Reserved]
2.6.Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to
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collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees, costs and expenses.
2.7.Counterparts. This Warrant may be executed in counterparts and by facsimile (e.g., PDF), all of which together shall constitute one and the same agreement.
2.8.Governing Law. Jurisdiction. Waiver of Jury Trial.
(a)Governing Law. This Warrant and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Warrant or the negotiation, execution or performance of this Warrant (collectively, the “Relevant Matters”), shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.
(b)Jurisdiction. All Actions arising out of or relating to any Relevant Matter shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 7.8 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 7.8 and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth in Section 7.13 of this Warrant. The parties hereto hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Warrant may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(c)WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE IN CONNECTION WITH ANY RELEVANT MATTER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND
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UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 7.8.
2.9.Time of Essence. Time is of the essence for the performance of all obligations in this Warrant.
2.10.Severability of Provisions. Each provision of this Warrant is severable from every other provision and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof.
2.11.Amendments in Writing; Waiver; Integration. No purported amendment, modification, or change of this Warrant, or waiver, discharge or termination of any obligation under this Warrant, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on this Warrant. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. This Warrant represents the entire agreement about this subject matter and supersedes prior negotiations or agreements, including any commitment letter or term sheet and modifications thereto, whether or not formally signed. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Warrant merge into this Warrant.
2.12.Confidentiality. In handling any confidential information provided pursuant to this Warrant, Holder shall exercise the same degree of care that it exercises for its own proprietary information, and shall not use such information other than to monitor or value such its investment in the Company or disclose such information, provided that disclosure of such information may be made: (a) to Holder’s subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Holder, collectively, “Holder Entities”); (b) to prospective transferees or purchasers of any interest in the Warrant (provided, however, that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this Section 7.12); (c) as required by law, regulation, subpoena, judicial or regulatory process, or other order; (d) to Holder Entities’ regulators or as otherwise required in connection with Holder Entities’ examination or audit; (e) as Holder considers appropriate in exercising
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remedies under this Warrant or reasonably necessary in connection with enforcing its rights hereunder; and (f) to Holder Entities’ attorneys, accountants, consultants and financial and other professional advisors to the extent necessary to obtain their services in connection with exercise of the Warrant or other actions related hereto so long as such service providers are subject to confidentiality obligations no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in any Holder Entity’s possession when disclosed to Holder, or becomes part of the public domain after disclosure to Holder (in each case, through no fault of any of the Holder Entities); or (ii) disclosed to any Holder Entity by a third party if such Holder Entity does not know that the third party is prohibited from disclosing the information.
2.13.Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
(a) If to the Company, at:
Blend Labs, Inc.
415 Kearny Street
San Francisco, California 94108
Attention:     [ ]
Email:     [ ]
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn:        [ ]
Email:        [ ]

(b) If to the Holder, at:

Haveli Brooks Aggregator, L.P.
c/o Haveli Investments Software Fund I, L.P.
405 Colorado Street, Suite 1600
Austin, TX 78701
Attention:    [ ]
Email:        [ ]

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with a copy (which shall not constitute notice) to:

Bailey Duquette P.C.
104 Charlton Street, 1W
New York, NY 10014

Attention:    [ ]
Email:        [ ]

2.14.No Third-Party Beneficiaries; Successors and Assigns. No Person other than a party to this Warrant shall have any rights under this Warrant. This Warrant shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and permitted assigns.
2.15.Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
2.16.Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
2.17.     Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

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IN WITNESS WHEREOF, the parties have caused this Warrant to be executed and delivered as of the Issuance Date.

“COMPANY”

Blend Labs, Inc. /s/ Nima Ghamsari______________ Name: Nima Ghamsari Title: Head of Blend

“HOLDER”

Haveli Brooks Aggregator, L.P.

By: Haveli Investments Software Fund I GP, LLC
By: Whanau Interests LLC, its sole member

By:     /s/ Brian N. Sheth_______________
Name: Brian N. Sheth
Title:     Managing Member
Address: 405 Colorado St., Suite 1600
     Austin, TX 78701

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Appendix 1
NOTICE OF EXERCISE
1. Holder elects to exercise the Warrant to Purchase Stock dated April [ ], 2024 and initially issued to Haveli Brooks Aggregator, L.P., a Delaware limited partnership (the “Warrant”) to:
(a) purchase ________ shares of Class A Common Stock of Blend Labs, Inc., a Delaware corporation for cash pursuant to Section 1.2 of the Warrant, and tenders payment of the purchase price of such number of shares of Class A Common Stock in full; and/or
(b) purchase, via net issue exercise pursuant to Section 1.3 of the Warrant, such number of shares of Stock as calculated pursuant to the formula set forth therein for an exercise of the Warrant with respect to __________ shares of Stock.
2. The undersigned represents and warrants that the aforesaid shares of capital stock are being acquired in compliance with applicable federal and state securities law.
3. Capitalized terms used but not defined herein shall have the meaning provided in the Warrant.
4.    Please issue a certificate or certificates representing the shares of Stock in the name specified below:

Holder’s Name

(Address)

HOLDER:

By:

Name:

Title:
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(Date):

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Appendix 2
NOTICE OF TRANSFER
(To be signed only upon transfer of Warrant)
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase Stock of Blend Labs, Inc., a Delaware corporation (the “Company”) to which the attached Warrant relates, and appoints __________________________ as attorney in fact to transfer such right on the books of the Company, with full power of substitution in the premises.

Dated: ____________________

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Address:

Acknowledgement and Acceptance:
The undersigned transferee of the Warrant hereby accepts the transfer of the Warrant and agrees to be bound by the Warrant as if it were the original Holder thereof.

[insert name of transferee]

________________________________
Name:
Title:
Tax Payer Identification Number:
Address:
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